                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

FILED BY THE REGISTRANT  [ X ]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
CHECK THE APPROPRIATE BOX:

[  ]  PRELIMINARY PROXY STATEMENT         [  ]   CONFIDENTIAL, FOR USE OF THE
                                                  COMMISSION ONLY (AS PERMITTED
                                                  BY RULE 14a-6(e)(2))

[ X ]  DEFINITIVE PROXY STATEMENT
[ X ]  DEFINITIVE ADDITIONAL MATERIALS
[   ]  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                           COMMERCIAL INTERTECH CORP.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

       [ X ] NO FEE REQUIRED.

       [   ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND
             0-11.

       (1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

       (2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

       (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

       (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

       (5)  TOTAL FEE PAID:

--------------------------------------------------------------------------------

       [   ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

--------------------------------------------------------------------------------

         [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

         (1)  AMOUNT PREVIOUSLY PAID:

--------------------------------------------------------------------------------

         (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

--------------------------------------------------------------------------------

         (3)  FILING PARTY:

--------------------------------------------------------------------------------

         (4)  DATE FILED:

--------------------------------------------------------------------------------

                                          COMMERCIAL
                                          INTERTECH




                                          Notice of
                                          Annual Meeting
                                          of
                                          Shareholders
                                          March 26, 1997
                                          and
                                          Proxy Statement



                                          Commercial Intertech Corp.
                                          1775 Logan Avenue
                                          Youngstown, Ohio 44501

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 26, 1997

To the Shareholders of Commercial Intertech Corp.:

         The Annual Meeting of the Shareholders of Commercial Intertech Corp. (the "Annual Meeting") will be held at The Butler Institute of American Art, 524 Wick Avenue, Youngstown, Ohio on Wednesday, March 26, 1997, at 10:00 A.M., eastern time, for the following purposes:

         1. Election of four (4) directors of the Second Class to serve for a term of three (3) years and until their successors shall have been elected and qualified;

         2. Amendment of the Code of Regulations of the Company to establish a minimum of 9 and a maximum of 15 directors as provided in the resolution set forth in Exhibit A to the accompanying Proxy Statement;

         3. Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 1997;

         4. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof;

all in accordance with the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on January 27, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    SHIRLEY M. SHIELDS
                                    Secretary

January 30, 1997


                           VOTING YOUR PROXY IS IMPORTANT

         PROMPT ACTION IN SENDING IN YOUR PROXY WILL ELIMINATE THE EXPENSE OF FURTHER SOLICITATION. AN ENVELOPE IS PROVIDED FOR YOUR USE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU ARE RECEIVING A PROXY FOR EACH ACCOUNT IN YOUR HOUSEHOLD. PLEASE VOTE, SIGN AND MAIL ALL PROXIES YOU RECEIVE.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 26, 1997

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Commercial Intertech Corp. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at THE BUTLER INSTITUTE OF AMERICAN ART, 524 WICK AVENUE, YOUNGSTOWN, OHIO, 44502 on Wednesday, March 26, 1997, at 10:00 A.M., eastern time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy were first released to shareholders on or about January 30, 1997.

         Any shareholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company. All shares represented by effective proxies will be voted at the meeting or at any adjournments or postponements thereof. In addition, if you are present at the meeting, you may revoke your proxy at that time and vote personally on all matters brought before the meeting. All shares represented by effective proxies marked "abstain" will be counted as present and entitled to vote for purposes of reaching a quorum at the meeting or at any adjournments or postponements thereof and will be counted for purposes of voting on any proposal presented at the meeting or any adjournments or postponements thereof. Abstentions will have the same effect as votes cast against a proposal. Broker non-votes will be included in determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to any matter. Broker non-votes will have no effect on the proposals to elect directors and to ratify auditors, and will have the same effect as votes cast against the proposal to amend the Company's Code of Regulations.

                                  VOTING SHARES

         The Board of Directors has fixed the close of business January 27, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on December 31, 1996 consisted of 13,560,885 shares of its $1 par value common stock ("Common Stock") (exclusive of 2,243,650 shares of treasury stock) and 1,039,657 shares of ESOP Convertible Preferred Stock Series B, no par value, each of which will be entitled to one vote at the meeting.

         Under the General Corporation Law of Ohio, if a shareholder gives written notice to the President, a Vice President, or the Secretary of the Company, not less than forty-eight hours before the time fixed for holding a meeting to elect directors, of his desire that the voting be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder has the right to cumulate such voting power as he possesses and to give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of shares he holds or to distribute his votes on the same principle among two or more candidates, as he sees fit. A shareholder notice to exercise cumulative voting rights at the meeting must be in writing, addressed to the President, Vice President or Secretary of the Company, and must be received at the principal executive offices of the Company not less than 48 hours before 10:00 A.M., eastern time, March 26, 1997.

         The ESOP Convertible Preferred Stock Series B is held of record by a trustee for the Commercial Intertech Corp. Employee Stock Ownership Plan and the Commercial Intertech Retirement Stock Ownership and Savings Plan. The trust for these plans contains pass-through voting provisions for the participants of the plans. Shares which are allocable to a participant's account will be voted by the trustee as directed by the participant. The trustee will vote the shares which are either not allocable to any participant's account or which are allocable, but which were not voted by the participant, proportionately as the allocable shares voted by participants were voted.

                            1. ELECTION OF DIRECTORS
                            ------------------------

         The Code of Regulations of the Company currently provides that the Company shall have twelve directors and that the Board shall be classified with respect to the time for which members shall severally hold office by dividing them into three classes, each of such classes consisting of four directors to hold office for a term of three years. At the Annual Meeting, the shareholders will be asked to vote on a proposal to amend the Code of Regulations to establish a minimum of nine (9) and a maximum of (15) directors.

         Four directors of the Second Class are to be elected at the Annual Meeting on March 26, 1997 for a term of three years expiring at the Annual Meeting in 2000. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and, if no specification is made on a signed and returned proxy, to vote such proxy for the election of directors of the four nominees listed in the table set forth below to serve for a term of three years and until their successors shall be elected and qualify. Directors of the Second Class whose terms of office expire at the Annual Meeting on March 26, 1997 are Messrs. Bresnahan, William Cushwa, Humphrey and Midgley. Messrs. Cushwa and Humphrey were elected to their present terms of office by the shareholders at the annual meeting held March 23, 1994. Mr. Bresnahan was appointed a Director on December 13, 1995 and Mr. Midgley was appointed on August 1, 1995.

         The Board of Directors has no reason to believe that the persons nominated will not be available. In the event that a vacancy among such original nominees occurs prior to the meeting, shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors. All of the original nominees have consented to serve if elected. In the event cumulative voting is appropriately called for, the enclosed proxy may be voted in favor of any one or more of the below-named nominees, to the exclusion of the others, and in such order of preference as the proxy holder may determine in his or her discretion. In any event, the shares represented by the proxy will be voted for the election of directors unless instructed to the contrary.

         The terms of office of Messrs. McDonough, Powers, Smart and Tucker, directors of the Third Class, will expire at the Annual Meeting in 1998 and the terms of office of Messrs. Charles Cushwa, Galvin, Hill and

Kassling, directors of the First Class, will expire at the Annual Meeting in 1999. Except for Messrs. William W. Cushwa and Charles B. Cushwa III, who are brothers, none of the directors are related.

Required Vote

         Candidates for the office of Director receiving the greatest number of votes shall be elected.

Board Recommendation

         The Board of Directors recommends a vote FOR the election of all nominees as directors.

                           INFORMATION AS TO NOMINEES

         The names of the nominees for the office of director to be elected at the Annual Meeting, together with certain information concerning the nominees, are set forth below:

                                    William J. Bresnahan, age 46 - Director
                                    since 1995.

                                    President of Hynes Industries. Mr. Bresnahan received his bachelor of science degree in Business Administration from Youngstown State University and his master's degree in Business Administration from the University of Pittsburgh. He held sales and marketing positions with Procter & Gamble and Pharmacia, Inc. before joining Hynes Industries in 1980. He held sales and general management positions at Hynes Industries until he was named President in 1989. Mr. Bresnahan is a director of the Mahoning National Bank, Youngstown, Ohio.

                                    NOMINEE FOR SECOND CLASS (PRESENT TERM
                                    EXPIRES IN 1997).

                                    William W. Cushwa, age 59 - Director since
                                    1975.

                                    Retired Vice President Planning and
                                    Assistant Treasurer of the Company. Mr.
                                    Cushwa received his bachelor of arts degree from the University of Notre Dame and his master's degree in Business Administration from Case Western Reserve University. Mr. Cushwa joined the Company in 1960, was elected Assistant Treasurer in 1969, and Director of Corporate Planning in 1977 and was elected Vice President Planning and Assistant Treasurer in 1983 and retired December 31, 1996.

                                    NOMINEE FOR SECOND CLASS (PRESENT TERM
                                    EXPIRES IN 1997).

                                    Neil D. Humphrey, age 68 - Director since
                                    1985

                                    President Emeritus of Youngstown State
                                    University, having retired as President in 1992 after eight years in that position. Dr. Humphrey received his bachelor of arts degree from Idaho State University, his master of science degree in Government Management from the School of Business Administration of the University of Denver, and his doctorate degree in Education from Brigham Young University. His prior experience includes 10 years as Chancellor of the University of Nevada System. He also served as Budget Director for the State of Nevada.

                                    NOMINEE FOR SECOND CLASS (PRESENT TERM
                                    EXPIRES IN 1997).

                                    C. Edward Midgley, age 59 - Director since
                                    1995.

                                    Managing Director, PaineWebber
                                    Incorporated. Mr. Midgley received his
                                    bachelor of arts degree in Economics from Princeton University and his master's degree in Business Administration from Harvard Business School. Until 1995 he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and Member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He has served as Managing Director, Partner and Head of Corporate Finance/Client Coverage Group at Bankers Trust Company; Vice Chairman, Office of the Chief Executive at Fieldcrest Cannon, Inc.; and Vice Chairman at Amoskeag Company. Mr. Midgley is a director of Cuno Incorporated, Meriden, Connecticut.

                                    NOMINEE FOR SECOND CLASS (PRESENT TERM
                                    EXPIRES IN 1997).

                 INFORMATION CONCERNING DIRECTORS WHOSE TERMS OF
                     OFFICE WILL CONTINUE AFTER THE MEETING

         The names of the remaining eight directors of the Company, and certain information with respect to such directors, are as follows:

                                    Gerald C. McDonough, age 68 - Director since
                                    1992.

                                    Retired in July 1988 as Chairman of the
                                    Board and Chief Executive Officer of
                                    Leaseway Transportation Corporation. Mr.
                                    McDonough received his bachelor's degree in Business Administration from Case Western Reserve University. Mr. McDonough is a director of York International, York, Pennsylvania; Cuno Incorporated, Meriden, Connecticut; Brush-Wellman

                                    Corporation, Cleveland, Ohio; and Associated
                                    Estates Realty Corporation, Cleveland, Ohio;
                                    and a trustee of the Fidelity Funds, Boston, Massachusetts.

                                    DIRECTOR OF THIRD CLASS (PRESENT TERM
                                    EXPIRES IN 1998).

                                    Paul J. Powers, age 61 - Director since
                                    1984.

                                    Chairman, President, Chief Executive Officer and Chief Operating Officer of the Company. Mr. Powers received his bachelor's degree in Economics from Merrimack College and his master's degree in Business Administration from George Washington University. Mr. Powers joined the Company in 1982 as Group Vice President of Hydraulics, was elected President and Chief Operating Officer in 1984 and was elected Chairman and Chief Executive Officer in 1987. Mr. Powers is a director of Cuno Incorporated, Meriden, Connecticut; Ohio Edison Company, Akron, Ohio; Twin Disc, Inc., Racine, Wisconsin; and Global Marine, Inc., Houston, Texas.

                                    DIRECTOR OF THIRD CLASS (PRESENT TERM
                                    EXPIRES IN 1998).

                                    George M. Smart, age 51 - Director since
                                    1995.

                                    President and Chairman of the Board of
                                    Phoenix Packaging Corporation. Mr. Smart received his bachelor of science degree from The Defiance College and his master's degree in Business Administration from Wharton School, University of Pennsylvania. He was President and Chief Executive Officer of Central States Can Co. from 1978 to 1993. He has been President and Chairman of Phoenix Packaging Corporation since 1993. Mr. Smart is a director of Phoenix Packaging Corporation, North Canton, Ohio; Belden & Blake Corporation, North Canton, Ohio; Ohio Edison Company, Akron, Ohio; and The Defiance College, Defiance, Ohio.

                                    DIRECTOR OF THIRD CLASS (PRESENT TERM
                                    EXPIRES IN 1998).

                                    Don E. Tucker, age 68 - Director since 1977.

                                    Retired Senior Vice President and Chief
                                    Administrative Officer of the Company. Mr.
                                    Tucker received his bachelor of arts degree from Aurora College and his bachelor of law degree from Yale University. Mr. Tucker joined the Company in 1972 as General Counsel and Assistant Secretary, was elected Senior Vice President and Chief Administrative Officer in 1984 and retired in 1993.

                                    DIRECTOR OF THIRD CLASS (PRESENT TERM
                                    EXPIRES IN 1998).

                                    Charles B. Cushwa III, age 62 - Director since 1972.

                                    Director of Cushwa Center for
                                    Entrepreneurship, Youngstown State
                                    University since 1988. Mr. Cushwa received his bachelor of arts degree in Sociology and his master of arts degree in Economics from the University of Notre Dame. Mr. Cushwa joined the Company in 1961 and held various management positions with the Company until retiring in 1988 as the Secretary of the Company. Mr. Cushwa is a director of Home Savings and Loan Company of Youngstown, Youngstown, Ohio.

                                    DIRECTOR OF FIRST CLASS (PRESENT TERM
                                    EXPIRES IN 1999).

                                    John M. Galvin, age 64 - Director since
                                    1993.

                                    Private investor and consultant following retirement in 1992. He was Vice Chairman and Director of The Irvine Company from 1987 to 1992. He received his bachelor's degree in Business Administration from Indiana University. He has served as President of the Rust Group of Austin, Texas; as Senior Vice President of Aetna Life and Casualty; and as Chief Executive Officer of Aetna's International and Diversified Business Division. Mr. Galvin is a Director of Global Marine, Inc. of Houston, Texas; Oasis Residential Inc. of Las Vegas, Nevada; and Cuno Incorporated of Meriden, Connecticut.

                                    DIRECTOR OF FIRST CLASS (PRESENT TERM
                                    EXPIRES IN 1999).

                                    Richard J. Hill, age 66 - Director since
                                    1993.

                                    Retired in 1990 as Certified Public
                                    Accountant with Hill, Barth & King, CPAs, a regional certified public accounting firm operating in Ohio, Pennsylvania and Florida. Mr. Hill formerly was a general partner and chairman of the Executive Committee of Hill, Barth & King. He received his bachelor's degree in Business Administration from Youngstown State University. Mr. Hill is a director of Panelmatic, Inc., Youngstown, Ohio.

                                    DIRECTOR OF FIRST CLASS (PRESENT TERM
                                    EXPIRES IN 1999).

                                    William E. Kassling, age 52 - Director since
                                    1996.

                                    Chairman, Chief Executive Officer and
                                    President of Westinghouse Air Brake Company.
                                    Mr. Kassling received his bachelor of
                                    science degree in Industrial Management from Purdue University and his master's degree in Business Administration from the University of Chicago. He has served as Management Consultant for Boston Consulting Group; Director, Planning and Development for Clark Equipment Company; and Vice President, Planning, Vice President Group Executive Building Specialties Group and Railway Products Group for American Standard Incorporated. He is a director of Dravo Corporation, Pittsburgh, Pennsylvania; and Scientific Atlanta, Inc., Atlanta, Georgia.

                                    DIRECTOR OF FIRST CLASS (PRESENT TERM
                                    EXPIRES IN 1999).

                    BOARD MEETINGS AND COMMITTEE INFORMATION

         The Board of Directors held fifteen meetings during the year and has established four committees to assist in the discharge of its responsibilities. These are the Executive and Finance, Audit, Pension and Pension Investment, and Management Evaluation and Compensation Committees. There is no nominating committee; the Board as a whole nominates directors for election after receiving recommendations from the Executive and Finance Committee. During the year, all directors attended 75% or more of the aggregate of meetings of the Board and the Board committees to which they were assigned. The total attendance at the meetings of the Board of Directors and committee meetings during the year was 99%.

         The Executive and Finance Committee functions as the Executive Committee provided for in the Company's Code of Regulations and, during the intervals between the meetings of the Board of Directors, possesses and may exercise all the powers of the Board of Directors in the management of the corporation in so far as may be permitted by law, except that no obligations or indebtedness other than those properly pertaining to current business shall be contracted without authorization by the Board of Directors. The Committee is responsible for making recommendations to the Board of Directors on candidates for election and reelection to the Board; and has the responsibility for overseeing and ensuring that the Company's financial resources are managed prudently and cost effectively, with emphasis on those issues which are long-term in nature, and also makes recommendations to the Board of Directors as to debt and capital structure, issuance of shares or repurchase of outstanding shares, dividend policy and the declaration of dividends, acquisitions and divestitures, and any other financial matters deemed appropriate by the Committee. During the past year, the Committee held twelve meetings. The Committee consists of six members as follows: Messrs. Powers (Chairman), Galvin, Humphrey, McDonough, Midgley and Tucker.

         The Audit Committee has the responsibility for recommending the selection of the independent auditors by the Board of Directors; reviewing with such auditors, prior to the commencement of or during such audit for each fiscal year, the scope of the examination to be made; reviewing with such auditors the certified financial reports, any changes in accounting policies, the services rendered by such auditors (including management consulting services) and the effect of such services on the independence of such auditors; reviewing the corporation's internal audit and control functions; considering such other matters relating to such audits and to the accounting procedures employed by the corporation as the Audit Committee may deem appropriate; and reporting to the full Board of Directors regarding all of the foregoing. During the past year, the Committee held four meetings with the auditors. This Committee consists of six members as follows: Messrs. Hill (Chairman), Bresnahan, Charles Cushwa, Kassling, Smart and Tucker. None of the members of the Audit Committee is an employee of the Company.

         The Pension and Pension Investment Committee has the responsibility for overseeing and evaluating the investment of the corporation's pension plan assets, selecting fund managers, reviewing their performance, designating the proportion of pension contributions assigned to such managers and monitoring plan liabilities for changes which might influence investment decisions. During the past year, the Committee held one meeting. The Committee consists of six members: Messrs. McDonough (Chairman), Bresnahan, Charles Cushwa, Humphrey, Kassling, and Smart. None of the members of the Pension and Pension Investment Committee is an employee of the Company.

         The Management Evaluation and Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management; constitutes the "Committee" contemplated by the Company's various stock option and award plans with the responsibility for administering such plans; approves incentive and deferred compensation plans and the funding arrangements related thereto for elected officers and senior management; and has the responsibility for evaluating the performance of the Chief Executive Officer and Senior Officers of the Company on an annual basis for purposes of compensation. During the past year, the Committee held seven meetings. The Committee consists of five members: Messrs. Humphrey (Chairman), Galvin, Hill, McDonough and Midgley. None of the members of the Management Evaluation and Compensation Committee is an employee of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with; except that, inadvertently, one report of one transaction was filed late by John M. Galvin.

MANAGEMENT INDEBTEDNESS

         During the fiscal year Mr. Jacobs van Merlen, Senior Vice President and Chief Financial Officer, became indebted to the Company in the aggregate amount of $73,560, consisting of a loan in the amount of $60,000 with interest at the rate of 6% per annum to assist in the purchase of a residence in connection with his relocation and $13,560 in the form of interest free periodic advances, all of which advances were repaid to the Company within 90 days of borrowing. The amount of indebtedness still outstanding is $60,000 plus interest.

                             EXECUTIVE COMPENSATION

MANAGEMENT EVALUATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

Overall Policy and Administration

         The Company's executive compensation program, as developed by the Management Evaluation & Compensation Committee of the Board of Directors (the "Compensation Committee"), is designed to preserve and enhance shareholder value. Within a strategy that links executive and shareholder financial interests, the executive compensation program is designed to:

o Motivate executives toward long term strategic management of the Company's assets and operations through stock programs that focus executive attention on increasing shareholder value.

o Recognize and reward individual contributions and achievements as well as overall business performance via annual incentives which are tied to annual operating, financial and strategic objectives.

o Provide a competitive salary structure to attract and retain the executive talent necessary to ensure the Company's continued profitable growth.

         The executive compensation program is administered by the Compensation Committee, which is comprised of five independent directors, none of whom has interlocking or other relationships which might be considered conflicts of interest. The Compensation Committee establishes salaries for corporate officers and administers the Company's Senior Management Target Incentive Plan (SMTIP), Salaried Employee Incentive Plan (SEIP) and the Stock Option and Award Plans. In its decision-making process, the Compensation Committee uses independent compensation consultants and may periodically seek input from appropriate Company executives.

         To further the Compensation Committee's strategy of linking executive and shareholder financial interests, in recent years the Compensation Committee has adjusted the mix of an executive's overall compensation components to increase the emphasis on performance based (annual cash incentive awards; stock options; performance shares) versus fixed (base salary and restricted stock) compensation.

BASE SALARIES

         In establishing base salaries of Company executives, the Compensation Committee generally targets market median (50th percentile) compensation levels of senior executives and other corporate officers in comparably sized durable goods manufacturing companies. Other factors such as availability of talent, the recruiting requirements of the particular situation, experience and anticipated performance are considered in determining individual base salary compensation levels and may result in salaries above or below the stated target.

         The Compensation Committee uses data from several executive compensation surveys. The number of participant companies appearing in these surveys is more extensive than the peer group established for performance graph purposes, reflecting the broader group of companies with which the Company competes for executive talent.

         Any adjustments in the base salaries of senior executives and other corporate officers are normally effective as of January 1 each year and are dependent upon such factors as the executive's current responsibilities and experience, competitive compensation practices at comparably sized durable goods manufacturing companies, and the Compensation Committee's judgment regarding the performance of the executive.

ANNUAL INCENTIVE COMPENSATION

         The Compensation Committee administers two annual incentive plans. The SMTIP was approved by shareholders in 1995 and is a performance-based plan in which payouts are set in accordance with the requirements of Internal Revenue Code Section 162(m).

         In addition, the Compensation Committee also administers the SEIP which provides compensation that is not performance-based as defined in Code Section 162(m), but which is based on both objective and subjective evaluations of individual executive performance.

The Senior Management Target Incentive Plan

         The SMTIP provides annual incentive compensation to the Company's seven senior executives based solely on the achievement of predetermined financial performance objectives, including group operating income and corporate net income, return on group sales and return on group assets. Target awards, as a percent of salary, range from 26.25 to 60 percent.

The Salaried Employee Incentive Plan

         The SEIP provides senior and top managers an opportunity to earn annual cash payments (target incentive awards) based primarily on the achievement of important financial goals (operating and net income, return on sales, and return on assets) as well as individual objectives. A threshold level of net income must be achieved before any payments are made.

         Selection of participants by the Compensation Committee, which in 1996 totaled 150 individuals, and accompanying target award ranges (from 8.75 to 40 percent of base salary) are determined according to individual responsibility levels, business judgment and market median data for comparably sized durable goods manufacturing companies.

         The participants selected by the Compensation Committee included 41 executives from Cuno Incorporated ("Cuno"), which was spun off into an independent company during September 1996. Because the Cuno participants were part of the Company for all but 50 days in fiscal 1996, their incentives under the SMTIP and the SEIP were paid based on their goals and objectives set at the beginning of 1996 by the Compensation Committee. The actual incentives earned were allocated to Cuno.

         To enhance the Company's objectives of encouraging additional executive stock ownership and increasing Company cash flow, certain participants in the SMTIP and SEIP may elect to receive up to 50% of their earned awards in restricted stock. If the participant elects part of an earned award in restricted stock, the Company increases the stock award by a fixed percentage. The vesting period associated with the stock award is three years and the shares are forfeited in the event a participant voluntarily leaves the Company or is terminated "for cause." Cuno participants who elected prior to the start of the fiscal year to receive part of their award in restricted stock received Cuno stock rather than Company stock.

THE STOCK OPTION AND AWARD PLANS

         The Company's Stock Option and Award Plans allow for the grant of a variety of stock incentive instruments, including nonqualified (i.e., not tax-preferred) and incentive stock options, stock appreciation rights, restricted stock and performance shares.

         For many years, the Company has made annual stock option grants to its key executives to create a direct link between shareholder and executive interests. In determining stock option awards, the Compensation Committee considers such factors as median competitive award levels, the size of previous stock option awards and Company and individual performance.

         The performance share program, first initiated in fiscal 1993, is a longer-term incentive program designed to motivate key executives whose efforts result in the achievement of sustained financial results leading to increased shareholder value. Designed to replace substantially the restricted stock grants previously made to key executives, the Compensation Committee believes performance shares better align executive and shareholder financial interests. The Compensation Committee selected 47 executives throughout the Company for participation in the performance share program, in which grants are made on a biannual basis. No performance share grants were made to named executives in fiscal 1996.

         Depending on the responsibilities within the Company, performance shares are earned based on average corporate and/or group return on equity
(ROE), divisional operating income and, for certain executives, individual specific objectives over a three-year performance period. In future years, the Compensation Committee may consider other measures of shareholder value and performance periods, as appropriate, in light of the Company's strategic objectives. Threshold levels of ROE and, in certain cases, operating income must be achieved before any distributions are made.

         In the past the Company has also periodically granted time-lapse restricted stock to its key executives. Restricted stock is now used only in special circumstances, such as to attract new key executives for employment with the Company and in other similar non-recurring circumstances.

         The spin-off of Cuno during 1996 served to enhance overall shareholder values, but caused the Company's share price to be greatly reduced. In such spin-off situations, accounting regulations allow for executive stock options to be adjusted in a manner that preserves the paper gain, option cost and vesting schedules of the options in place prior to the spin-off. Such an outcome is important as option holders did not share in the Cuno stock dividend that was distributed to Company shareholders during the spin-off and which accounted for the enhanced shareholder value resulting from the spin-off. The adjustments, which were made in accordance with the anti-dilution provisions of the Company's existing stock plans, were made prior to the close of fiscal 1996 and did not result in an accounting charge to earnings and served to keep executives whole with regard to option gains.

         The adjustments to previously outstanding stock option grants required the allocation of approximately 590,000 additional stock options at varying exercise prices. A number of stock option grants and restricted stock and performance share awards held by Cuno employees were canceled as a result of the spin-off. The net number of new shares used was approximately 500,000. As provided in the 1989, 1993 and 1995 Stock Option and Award Plans, the number of shares available for grants has been adjusted to account for these events.

SEVERANCE AGREEMENTS

         At the beginning of fiscal 1996, the Compensation Committee began to reexamine the severance agreements that were then in effect for senior management. As the Company was contemplating the spin-off of Cuno during 1996, it was subjected to a hostile takeover attempt by an outside third party. During this takeover attempt, the Committee continued its reevaluation of the severance agreements in place for senior management and concluded that the then-current arrangements were inadequate for a number of reasons, including the level of coverage provided and the number of executives covered by such agreements.

         Subsequent to the end of the hostile takeover attempt, and acting on the advice of its outside legal, tax and compensation advisors, the Compensation Committee elected to enhance the competitiveness of and expand the coverage of the Company's severance agreements by extending such agreements to 14 members of senior management.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Powers' annual base salary for 1996 was $472,500. This rate was based on the Compensation Committee's judgment regarding his performance, his service to the Company and competitive salary levels for CEOs of comparably sized durable goods manufacturing companies. During the fourth quarter of fiscal 1996, Mr. Powers also assumed the duties of Chairman and Chief Executive Officer of Cuno. For such services, he was paid $25,000 by Cuno and his Company salary was reduced by a like amount.

         For performance in fiscal 1996, Mr. Powers received a payment under the SMTIP of $225,000. This payment was based on a predetermined formula based on corporate net income set by the Compensation Committee and certified by the Compensation Committee in accordance with the provisions of Code Section 162(m). In addition, Mr. Powers received a payment from the SEIP of $575,000 based on the Compensation Committee's judgment on Mr. Powers' achievement of personal goals and objectives during 1996.

         Mr. Powers received options to purchase 42,000 shares of Common Stock in 1996. In determining this grant, the Compensation Committee considered Company and individual performance, the size of previous awards and market median long-term incentive statistics. Mr. Powers did not receive a performance share grant in 1996.

INTERNAL REVENUE SECTION 162(m)

         A 1993 Internal Revenue Code amendment caps the allowable federal income tax deduction for compensation paid to each of the proxy-reported officers of a public company. The deduction limit, which was effective in 1994, does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. It is the Compensation Committee's general policy to structure the major components of the Company's incentive compensation programs to qualify as performance-based compensation and to preserve the deductibility of compensation paid to executive officers on an ongoing basis.

         To implement the above policy, the Company sought and received shareholder approval of the Stock Option and Award Plan of 1995. Such approval preserved the full tax deductibility of stock options, performance shares and annual incentive awards earned by the Company's executive officers under the SMTIP.

The Stock Option and Award Plan of 1995 links compensation to the attainment of key financial objectives leading to increases in shareholder value.

By:      The Management Evaluation & Compensation Committee

Neil D. Humphrey, Chairman                  Gerald C. McDonough
John M. Galvin                              C. Edward Midgley
Richard J. Hill


                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                Annual Compensation                 Awards                  Payouts
                                                -------------------                 ------                  -------
====================================================================================================================================
                                                                                          Securities
                                                                                            Under-
                                                              Other Annual                   lying
                                                                 Compen-     Restricted       Op-             LTIP        All Other
                                        Salary       Bonus       sation     Stock Awards     tions           Payouts    Compensation
    Name and                   Year       ($)         ($)          ($)         ($)(3)         (#)              ($)           ($)
 Principal Position            ----       ---         ---          ---         ------         ---              ---           ---
-------------------


Paul J. Powers                 1996     472,500     640,000        -0-        191,995        42,000(4)      846,943      16,023(10)
Chairman, President,           1995     481,667     440,000        -0-        131,995        34,000            -0-       15,810
Chief Executive Officer        1994     461,667     400,000        -0-        835,634        37,500            -0-       15,876
and Chief Operating
Officer

Mark G. Kachur(1)              1996     218,333     152,000      10,883        45,601        22,500(5)         -0-       20,742(11)
Senior Vice President-         1995     247,500     135,000      38,414        24,008        15,000            -0-       21,706
Fluid Purification Group       1994     134,300     120,000        -0-        174,375        15,000            -0-         -0-

Bruce C. Wheatley              1996     233,333     105,000        -0-         42,002        10,000(6)      201,653       8,098(12)
Senior Vice President-         1995     223,833      90,000        -0-         36,002         7,500            -0-        8,075
Administration                 1994     216,500      50,000        -0-         59,996         7,500            -0-        5,428

Hubert Jacobs van              1996     222,500      90,000        -0-           -0-         12,500(7)         -0-         -0-
Merlen(2)                      1995     204,777      67,200       7,193        20,152         7,500            -0-        1,085
Senior Vice President and      1994         -          -            -             -              -             -0-          -
Chief Financial Officer

Robert A. Calcagni             1996     193,083      75,000        -0-           -0-          8,000(8)       60,495       6,766(13)
Group Vice President           1995     182,083      30,000      22,735          -0-          6,000            -0-        6,708
                               1994     172,250      22,000      26,680          -0-          7,500            -0-        6,004

Gilbert M. Manchester          1996     168,333      45,000        -0-         53,996         6,000(9)       44,891       5,273(14)
Vice President, General        1995     156,250      35,000        -0-         30,005         4,000            -0-        5,789
Counsel and Assistant          1994     142,500      25,000        -0-         36,008         3,000            -0-        5,382
Secretary
====================================================================================================================================

(1) Mark G. Kachur left the Company on September 10, 1996 to become President and Chief Operating Officer of Cuno following the spin-off of Cuno from the Company. Mr. Kachur's 1996 bonus of $190,000 which was paid $152,000 in cash and $45,601 in Cuno restricted stock was paid by Cuno.

(2) Mr. Jacobs van Merlen became Senior Vice President and Chief Financial Officer of the Company on August 1, 1995 and resigned effective November 30, 1996.

(3) This column shows the market value of restricted share awards on the date of award. The aggregate holdings/value of Restricted Stock held on October 31, 1996 by the individuals listed in this table, not including awards which were earned after the end of the fiscal year as part of the SEIP and were elected to be taken in the form of restricted stock, as described in the Compensation Committee Report on Executive Compensation, were: Paul J. Powers - 67,896 shares/$755,343; Bruce C. Wheatley - 9,087 shares/$101,093; Hubert Jacobs van Merlen - 2,745 shares/$30,538; Robert A. Calcagni - 1,500 shares/$16,688; and Gilbert M. Manchester - 3,654 shares/$40,651. Mark G. Kachur's shares were forfeited upon termination of his employment. Regular quarterly dividends are paid on Restricted Stock held by these individuals.

(4) In connection with the spin-off of Cuno, the Compensation Committee adjusted the number of shares of Common Stock underlying options granted to Mr. Powers as follows: 52,132 additional shares under his 1996 option award; 42,206 additional shares under his 1995 option award; and 46,554 additional shares under his 1994 option award.

(5) In connection with the spin-off of Cuno, the Compensation Committee adjusted the vested portion of Mr. Kachur's 1994 option award so that such award covers an additional 9,309 shares of Common Stock. All other options expired upon termination of his employment.

(6) In connection with the spin-off of Cuno, the Compensation Committee adjusted the number of shares of Common Stock underlying options granted to Mr. Wheatley as follows: 12,412 additional shares under his 1996 option award; 9,310 additional shares under his 1995 option award; and 9,310 additional shares under his 1994 option award.

(7) In connection with the spin-off of Cuno, the Compensation Committee adjusted the number of shares of Common Stock underlying options granted to Mr. Jacobs van Merlen as follows: 15,516 additional shares under his 1996 option award and 9,312 additional shares under his 1995 option award. All of the above options were forfeited upon his resignation, effective November 30, 1996.

(8) In connection with the spin-off of Cuno, the Compensation Committee adjusted the number of shares of Common Stock underlying options granted to Mr. Calcagni as follows: 9,930 additional shares under his 1996 option award; 7,448 additional shares under his 1995 option award; and 9,310 additional shares under his 1994 option award.

(9) In connection with the spin-off of Cuno, the Compensation Committee adjusted the number of shares of Common Stock underlying options granted to Mr. Manchester as follows: 7,448 additional shares under his 1996 option award; 4,966 additional shares under his 1995 option award; and 1,862 additional shares under his 1994 option award.

(10) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $10,425; Company matching contributions pursuant to the 401(k) Plan in the amount of $4,500; and Company contribution pursuant to the Employee Stock Ownership Plan in the amount of $1,098.

(11) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $2,300; and Company contribution pursuant to the Employee Stock Ownership Plan in the amount of $1,098. Also includes $17,344 for relocation costs.

(12) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $2,500; Company matching contributions pursuant to the 401(k) Plan in the amount of $4,500; and Company contribution pursuant to the Employee Stock Ownership Plan in the amount of $1,098.

(13) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $1,293; Company matching contributions pursuant to the 401(k) Plan in the amount of $4,375; and Company contribution pursuant to the Employee Stock Ownership Plan in the amount of $1,098.

(14) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $550; Company matching contributions pursuant to the 401(k) Plan in the amount of $3,625; and Company contribution pursuant to the Employee Stock Ownership Plan in the amount of $1,098.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                         Potential Realizable Value
                                                                         at Assumed Annual Rates
                                                                         of Stock Price Appreciation
                               Individual Grants                         for Option Term (2)
                               -----------------                         -------------------

                                   % of
                 Number of      Total Op-
                Securities        tions         Exercise
                Underlying      Granted to       or Base
                  Options       Employees         Price       Expira-
                  Granted       in Fiscal       ($/Share)      tion           5%             10%
  Name            (#)(1)           Year          ($)(1)        Date           ($)            ($)
  ----            ------           ----          ------        ----           ---            ---
Paul J.           42,000           32.3%         18.875       1/23/06      $498,640      $1,263,644
Powers

Mark G.           22,500           17.3          18.875       1/23/06       267,128        676,952
Kachur

Bruce C.          10,000            7.7          18.875       1/23/06       118,724        300,868
Wheatley

Hubert Jacobs     12,500            9.6          18.875       1/23/06       148,405        376,084
van Merlen

Robert A.          8,000            6.2          18.875       1/23/06       94,979         240,694
Calcagni

Gilbert M.         6,000            4.6          18.875       1/23/06       71,234         180,521
Manchester


(1) The options listed in the above table were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and 50% on the third anniversary. No SARs were granted. The exercisability of the options may be accelerated in the event of a change in control or a potential change in control. In connection with the spin-off of Cuno, the Compensation Committee adjusted the number of securities underlying and the exercise price of options granted as follows: the adjustment granted to Mr. Powers covers an additional 52,132 shares; the adjustment granted to Mr. Wheatley covers an additional 12,412 shares; the adjustment granted to Mr. Jacobs van Merlen covers an additional 15,516 shares; the adjustment granted to Mr. Calcagni covers an additional 9,930 shares; and the adjustment granted to Mr. Manchester covers an additional 7,448 shares. The exercise price has been reduced to $8.4216. Mr. Kachur's options expired upon termination of his employment.


                                       20

(2) Potential Realizable Value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the Company's Common Stock and the option holders' continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.


                                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                        AND FY-END OPTION VALUES

                                                               Number of
                                                                Securities                      Value of
                                                                Underlying                    Unexercised
                                                                Unexercised                 In-the-Money
                                                                Options at                    Options at
                                                                FY-End (1)                   FY-End (1)(2)
                                                                   (#)                            ($)
                                                                   ---                            ---
                             Shares
                            Acquired        Value
                           on Exercise      Realized            Exercisable/                 Exercisable/
         Name                 (#)             ($)              Unexercisable                Unexercisable
         ----                 ---             ---              -------------                -------------
Paul J. Powers              42,000          $380,502          247,126/212,365           $1,396,776/$664,195

Mark G. Kachur               -0-               -0-             16,809/-0-                   70,751/-0-

Bruce C. Wheatley            -0-               -0-             25,216/47,627               132,404/146,423

Hubert Jacobs van            -0-               -0-                -0-/44,828                   -0-/124,015
Merlen

Robert A. Calcagni          29,909           348,855           15,333/39,783                80,511/125,965

Gilbert M. Manchester       14,250           140,281             -0-/25,776                    -0-/76,250


(1) These numbers and values reflect the adjustment of outstanding options in connection with the spin-off of Cuno.

(2) The value per option is calculated by subtracting the exercise price from the October 31, 1996 closing price of the Company's Common Stock on the New York Stock Exchange of $11.125.

                               RETIREMENT BENEFITS

         Employees may retire from the Company with unreduced benefits under the Company's retirement plans at age 65 or later with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Company's defined benefit retirement plans for employees in higher salary classifications retiring at age 65 or later.

      ESTIMATED TOTAL ANNUAL RETIREMENT BENEFITS UNDER THE PENSION PLAN FOR
         SALARIED EMPLOYEES AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

                                YEARS OF SERVICE

REMUNERATION        15               20             25             30               35

$150,000          $40,684         $54,245        $67,806         $71,196          $74,587
 200,000           55,684          74,245         92,806          97,446          102,087
 250,000           70,684          94,245        117,806         123,696          129,587
 300,000           85,684         114,245        142,806         149,946          157,087
 400,000          115,684         154,245        192,806         202,446          212,087
 500,000          145,684         194,245        242,806         254,946          267,087
 600,000          175,684         234,245        292,806         307,446          322,087
 700,000          205,684         274,245        342,806         359,946          377,087
 800,000          235,684         314,245        392,806         412,446          432,087
 900,000          265,684         354,245        442,806         464,946          487,087

         Benefits under the plans are calculated generally under a formula of 50% of the participant's final average compensation reduced by 50% of the participant's estimated social security benefits, reflected in the table in the form of a straight life annuity. The pension plan and the supplemental executive retirement plan for the Chief Executive Officer provides a minimum overall benefit of $500,000 per year. The compensation covered by the pension plan is base salary as set forth in the Salary column of the Summary Compensation Table on page 17. The compensation covered by the supplemental executive retirement plans is also base salary for those executives participating other than the Chief Executive Officer, for which the compensation covered is base salary plus bonus as set forth in the Summary Compensation Table. As of December 31, 1996, the following executive officers had the following credited years of service under the pension plan with the Company: Mr. Powers, 14; Mr. Wheatley, 4; Mr. Jacobs van Merlen, 9; Mr. Calcagni, 30; and Mr. Manchester, 21.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     AMONG COMMERCIAL INTERTECH CORP., NYSE
           AND DOW JONES INDUSTRIAL DIVERSIFIED INDUSTRY GROUP INDICES

              1991             1992             1993             1994             1995              1996
              ----             ----             ----             ----             ----              ----
TEC          100.00           134.59           156.59           233.61           216.35            344.04
NYSE         100.00           106.81           126.71           131.42           154.28            188.39
DJID         100.00           110.29           138.16           141.91           162.29            212.01

Assumes $100 invested on October 31, 1991.

Total return assumes reinvestment of dividends.

Data as of October 31 of each year.

In accordance with SEC guidelines, the New York Stock Exchange (NYSE) Index was selected as the broad market indicator because Commercial Intertech (TEC) shares are traded on the NYSE.

The Dow Jones Industrial Diversified (DJID) Index was selected as the industry index because TEC is included in said index along with a number of competitors and other companies involved in two or more industries or whose products are used in many different industries.

On September 10, 1996 (the "Distribution Date"), the Company effected a distribution of its fluid purification subsidiary, Cuno Incorporated, to the shareholders of the Company. This transaction was treated as a special dividend as of the Distribution Date, reinvested in shares of Common Stock of the Company, in determining the total return to the shareholders.

EMPLOYMENT AGREEMENTS

         On July 27, 1994, the Company entered into an Employment Agreement with Paul J. Powers. Mr. Powers' Employment Agreement expires on February 28, 2000. The Employment Agreement provides for the payment of a base salary of $465,000 which can be increased at the discretion of the Company. Additionally, Mr. Powers shall be eligible to (1) receive cash bonuses as part of the Company's SEIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the employment agreement with Mr. Powers provides that in the event of his termination without cause (as defined in his employment agreement), Mr. Powers shall receive a lump sum payment equal to two and one-half times his most recent annual cash compensation. Finally, Mr. Powers will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

TERMINATION BENEFITS

         During 1996, the Company entered into termination and change of control agreements ("Termination Agreements") with the officers listed in the Summary Compensation Table. Under these Termination Agreements, such officers are entitled to receive the following:

         o If a termination of employment occurs prior to a "Change of Control" (as defined in the Termination Agreements) and is at the request of the Company but without "cause" (as defined in the Termination Agreements), the officer will receive one times his or her base salary, and otherwise vested amounts and benefits under the Company's compensation and benefit plans.

         o If the termination of employment occurs after a Change of Control and is either at the Company's request but without cause, or is initiated by the officer for "Good Reason" (as defined in the Termination Agreements), the officer will receive (i) three times the sum of base salary and his or her highest annual bonus, (ii) a pro rata portion of his or her highest recent bonus, (iii) the actuarial value of his or her accrued benefit under the supplemental retirement benefit plan, including, for certain officers, additional years of accrual, (iv) the full value of performance shares assuming at least 100% target performance, (v) vested and accrued benefits under other benefit and compensation plans, and (vi) a continuation of medical benefits for three years and certain other perquisites including automobile lease, out-placement services, club dues, tax planning, relocation expenses (including home repurchase) and insurance. In addition, the Company is obligated to set aside in trust sufficient assets to fund its obligations. In addition, payments could be subject to an excise tax; thus, the officers will receive an additional amount for excise tax payments.

         Under the Termination Agreements, each officer has agreed not to compete against the Company for certain periods of time.

RESIGNATION OF MR. JACOBS VAN MERLEN

         Effective November 30, 1996, Mr. Hubert Jacobs van Merlen resigned from his position as an officer of the Company and as officer and director of the Company's subsidiaries. In connection with such resignation, the Company and Mr. Jacobs van Merlen entered into an agreement pursuant to which Mr. Jacobs van Merlen will receive monthly payments of his salary until November 30, 1997, or under certain circumstances until May 31, 1998 at the latest.

         The Company also agreed to accelerate the vesting of 1,500 restricted shares of Common Stock and 1,245 restricted shares of Common Stock earned under the Company's Target Award Plan by Mr. Jacobs van Merlen and to prorate the vesting of certain Performance Shares.

         The Company also agreed to pay certain amounts relating to Mr. Jacobs van Merlen's relocation.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive an annual retainer fee in the amount of $19,000, plus $1,000 for attending each meeting of the Board of Directors. They also receive $950 for attending each committee meeting. Directors who are employees of the Company do not receive compensation for serving as directors.

         Non-employee directors who retire with at least ten years of non-employee Board service will be paid a retirement benefit consisting of an annual amount equal to the Board retainer being paid to such directors at the time of retirement. Retiring directors with less than ten years of non-employee Board service will receive proportionally decreased amounts. Non-employee directors are entitled to receive automatically a non-qualified stock option to purchase 2,250 shares of Common Stock upon election to a new three-year term.

         Mr. Don E. Tucker, former Senior Vice President and Chief Administrative Officer of the Company, provides consulting services to the Company. Fees paid for those services during fiscal 1996 were $48,000.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The directors, nominees for the office of director, the Chief Executive Officer, the four other highly-compensated executive officers, a former executive officer and all directors and executive officers as a group were the beneficial owners of the Company's voting shares, as of December 31, 1996, as set forth below:

                                   Amount and Nature                  Percent
Name of Beneficial                   of Beneficial                   of Voting
      Owner                            Ownership                       Shares
      -----                            ---------                       ------
William J. Bresnahan                   300                               *

Robert A. Calcagni                  67,410 (6)(7)(8)(13)                 *

Charles B. Cushwa III              222,456 (1)(2)(3)                    1.52%
                                           (11)

William W. Cushwa                  233,850 (1)(2)(4)(5)(6)              1.60%
                                           (12)(13)(16)

John M. Galvin                      10,543 (6)                           *

Richard J. Hill                     10,635 (7)                           *

Neil D. Humphrey                     6,806 (7)                           *

Hubert Jacobs van Merlen            13,103                               *

Mark G. Kachur                      12,047 (10)                          *

William E. Kassling                  5,000                               *

Gilbert M. Manchester               46,419 (1)(6)(8)(13)                 *

Gerald C. McDonough                  4,500                               *

C. Edward Midgley                   20,000                               *

Paul J. Powers                     545,113 (6)(8)(13)                   3.65%

George M. Smart                      2,750                               *

Don E. Tucker                      137,822 (1)(6)(9)                     *

Bruce C. Wheatley                   69,307 (6)(14)                       *

                                Amount and Nature            Percent
Name of Beneficial                 of Beneficial            of Voting
      Owner                          Ownership                Shares
      -----                          ---------                ------
All Directors and
Executive Officers as a              1,510,430                 10.02%
Group (20 people)

*less than 1%

         (1) Does not include Common Stock owned by the members of the above-mentioned individuals' families who share their homes, as follows: of Mr. Charles Cushwa - 947 shares; of Mr. William Cushwa - 46,749 shares; of Mr. Manchester - 283 shares; of Mr. Tucker - 1,146 shares. Beneficial ownership thereof is disclaimed by the respective individuals.

         (2) Charles B. Cushwa III and William W. Cushwa are two of three beneficiaries of a trust, of which they are not trustees, which consists of 294,000 shares of Common Stock the income from which will be paid to the beneficiaries equally during their lives. These shares are not included in the amounts shown in the table.

         (3) Includes 46,500 shares of Common Stock held in trust, in which the children of Charles B. Cushwa III have a remainder interest, and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Beneficial ownership thereof is disclaimed by Mr. Charles B. Cushwa III.

         (4) Does not include 11,250 shares of Common Stock held in trust, of which William W. Cushwa is not a trustee, for the benefit of his child and of which beneficial ownership is disclaimed by Mr. William W. Cushwa.

         (5) Includes 44,000 shares of Common Stock held in trust, in which the children of William W. Cushwa have a remainder interest, and of which National City Bank, N.E. and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

         (6) Includes shares of Common Stock acquirable within 60 days of December 31, 1996 upon exercise of options issued under the Company's Stock Option and Award Plans as follows: Mr. Calcagni - 30,462 shares; Mr. William Cushwa - 3,362 shares; Mr. Galvin - 5,043 shares; Mr. Manchester - 7,845 shares; Mr. Powers - 327,256 shares; Mr. Tucker - 1,681 shares; and Mr. Wheatley - 42,026 shares.

         (7) Includes shares of Common Stock (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the administrator of the Company's Automatic Dividend Reinvestment Plan, as follows:
Mr. Calcagni - 651 shares; Mr. Hill - 3,385 shares; and Mr. Humphrey - 1,656 shares.

         (8) Includes in each case 317 shares of Series B Preferred Stock (fractional shares not shown)

                                       28

and the following number of Common Stock (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the Trustee acting under the provisions of the Company's 401(k) plan: Mr. Calcagni - 1,648 shares; Mr. Manchester - 6,206 shares; and Mr. Powers - 6,952 shares.

         (9) Includes 206 shares of Series B Preferred Stock (fractional shares not shown) and 5,072 shares of Common Stock (fractional shares not shown) credited by the Trustee acting under the provisions of the Company's 401(k) plan.

         (10) Includes 47 shares of Series B Preferred Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan.

         (11) Includes 39,244 shares of Common Stock held in trust, in which the children of Charles B. Cushwa III have a remainder interest, and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Beneficial ownership thereof is disclaimed by Mr. Charles B. Cushwa III.

         (12) Includes 61,000 shares of Common Stock held in trust, in which the children of William W. Cushwa have a remainder interest, and of which National City Bank, N.E. and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

         (13) Includes in each case two shares of Common Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan and the following number of shares of Series B Preferred Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan: Mr. Calcagni - 463 shares; Mr. William Cushwa - 324 shares; Mr. Manchester - 416 shares;
Mr. Powers - 719 shares.

         (14) Includes 96 shares of Series B Preferred Stock (fractional shares not shown) and 2,170 shares of Common Stock (fractional shares not shown) held under the provisions of the Company's 401(k) plan. Includes 110 shares of Series B Preferred Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan.

         (15) Charles B. Cushwa III and William W. Cushwa are two of three beneficiaries of an estate containing 75,000 shares, distribution of which is dependent upon the resolution of certain estate matters. The shares are not included in the amounts shown in the table.

         (16) Includes 300 shares of Series B Preferred Stock (fractional shares not shown) and 915 shares of Common Stock (fractional shares not shown) credited by the Trustee acting under the provisions of the Company's 401(k) plan.

         The information set forth above concerning beneficial shareholdings of the beneficial owners is based on information received from the persons named. None of such beneficial owners, directly or indirectly, owns beneficially any equity securities of any subsidiary of the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The name of any person or "group" (as that term is used in the Exchange
Act) known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of December 31, 1996 is set forth below:

                                                   Amount and
 Title           Name and Address                  Nature of             Percent          Percent of
  of                   of                          Beneficial              of             All Voting
 Class           Beneficial Owner                  Ownership             Class              Shares
 -----           ----------------                  ---------             -----              ------

Common           National City Bank, N.E.          840,954(1)            6.20%            5.76%
                 P.O. Box 450
                 Youngstown, OH  44501

Common           LaSalle National Trust, N.A.      602,589(2)            4.44%            4.13%
                 135 South LaSalle St.
                 Chicago, IL  60603

Series B         LaSalle National Trust, N.A.
Preferred        135 South LaSalle St.             1,039,657(3)          100.00%          7.12%
                 Chicago, IL  60603


         (1) This figure includes 3,328 shares of Common Stock held in trust by National City Bank (trustee) for the benefit of participants in the Non-Qualified Stock Purchase Plan of Commercial Intertech Corp.

         National City Bank has sole voting power over 670,148 shares and shared voting power over 170,806 shares. National City Bank has sole investment power over 95,880 shares, shared investment power over 707,860 shares and no investment power over 37,214.

         (2) LaSalle National Trust has shared voting power over 602,589 shares. LaSalle National Trust has sole investment power over 267,537 shares and shared investment power over 335,052 shares.

         (3) This figure represents all of the outstanding ESOP Convertible Preferred Stock Series B held of record by LaSalle National Trust, N.A. (trustee) for the benefit of participants in the Commercial Intertech Employee Stock Ownership Plan and the Commercial Intertech Retirement Stock Ownership and Savings Plan. The trust for these plans contains provisions for pass-through voting rights to the employee participants in the plans.

         LaSalle National Trust has shared voting power and sole investment power over all shares of Preferred Stock Series B.

                                       30

2.  PROPOSAL TO AMEND THE CODE OF REGULATIONS TO
    ESTABLISH A MINIMUM AND A MAXIMUM NUMBER OF
    DIRECTORS

         The Board of Directors has proposed and recommended for adoption by the Company's shareholders an amendment to Sections 1 and 2 of Article II of the Company's Code of Regulations (the "Regulations"). The Company's shareholders will be asked to consider and approve this amendment at the Annual Meeting.

         The proposed amendment provides that Sections 1 and 2 of Article II of the Regulations be amended to read in their entirety as set forth in the resolution attached hereto as Exhibit A. A summary of this proposed amendment is set forth below; however, shareholders are urged to read carefully Exhibit A.

Summary of Proposed Amendment

         Article II, Section 1 of the Regulations currently provides that the number of directors shall be twelve (12) unless changed in accordance with
Article II, Section 2 of the Regulations. Article II, Section 2 of the Regulations provides that the Board of Directors shall be classified into three
(3) classes, each consisting of four (4) directors, and also currently provides that the number of directors in each class may only be increased or decreased by resolution adopted by shareholders entitled to vote a majority of the voting power on such proposal.

         The proposed amendment to the Regulations would instead establish a minimum and maximum number of directors, with the Board consisting of not less than nine (9) nor more than fifteen (15) directors, as determined, from time to time, by resolution adopted by the affirmative vote of a majority of the directors then in office. The proposed amendment to the Regulations would also enable the Board of Directors to apportion any increase or decrease in the number of directors among the classes provided that: (i) the number of directors of any one class shall not be less than three (3); and (ii) no decrease in the number of directors shall by itself have the effect of shortening the term of any incumbent director.

         The proposed amendment would also eliminate, in its entirety, the last paragraph of Article II, Section 2 of the Regulations which allows the holders of the Company's Senior Increasing Rate Cumulative Convertible Preferred Stock (the "Preferred Shares") to elect up to two additional directors to the Board. The proposal eliminates this paragraph because the Preferred Shares have been redeemed and retired.

Reason for the Proposal

         The Board of Directors believes the proposal to amend the Regulations as described above is in the best interests of the Company and should be approved by the shareholders because it will provide the Board of Directors with greater flexibility in administering its own affairs. Specifically:

                  (i) the Board will be able to add to its membership highly qualified individuals who can contribute their knowledge, experience and expertise without the delay of calling a special meeting of shareholders or waiting for the Company's next annual meeting; and

                  (ii) the Board will be able to eliminate vacancies arising when directors retire, fail to seek re-election, resign or are otherwise unable to continue to serve on the Board of Directors, by reducing the size of the Board.

Required Vote

         The affirmative vote of the holders of a majority of the voting power of the Company is required to approve Proposal Number 2 to amend the Regulations.

Board Recommendation

         The Board of Directors recommends a vote FOR approval of Proposal Number 2 to amend the Regulations.

                      3. SELECTION OF INDEPENDENT AUDITORS
                      ------------------------------------

         The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending October 31, 1997. Ernst & Young LLP has served the Company in this capacity since 1921. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will also be available to respond to appropriate questions from shareholders.

         Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young LLP as independent public auditors for the fiscal year ending October 31, 1997.

Required Vote

         The affirmative vote of the holders of a majority of the voting shares represented at the Annual Meeting is required for such ratification.

Board Recommendation

         The Board of Directors recommends a vote FOR the approval of auditors.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Annual Report of the Company and its subsidiaries for the fiscal year ended October 31, 1996, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, is being mailed to shareholders simultaneously with this Proxy Statement. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy solicitation.

                       1998 ANNUAL MEETING OF SHAREHOLDERS

         The deadline for receipt of shareholders' proposals for inclusion in the Company's 1998 proxy material is October 3, 1997.


                                    FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996, MAY BE OBTAINED BY SHAREHOLDERS AFTER JANUARY 31, 1997, WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, COMMERCIAL INTERTECH CORP., P.O., BOX 239, YOUNGSTOWN, OHIO 44501.

                                4. OTHER MATTERS
                                ----------------

         The Board of Directors does not know of any matters of business to be presented for action at the meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the meeting.

                             SOLICITATION OF PROXIES

         The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the meeting in accordance with the shareholder's written instructions. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $5,000 plus reimbursement of expenses.

         Please complete, sign, date and return your proxy promptly to ensure that your shares will be voted at the Annual Meeting. We hope that you will attend the Annual Meeting. For your convenience, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           SHIRLEY M. SHIELDS
                           Secretary

Youngstown, Ohio
January 30, 1997

                                    EXHIBIT A
                                    ---------

PROPOSED RESOLUTION AMENDING THE CODE OF REGULATIONS OF COMMERCIAL INTERTECH CORP. AS HERETOFORE AMENDED, ESTABLISHING A MINIMUM AND A MAXIMUM NUMBER OF DIRECTORS.

         RESOLVED that Article II of the Code of Regulations shall be amended as follows:

         Sections 1 and 2 shall be amended to read in their entirety as follows:

         "Section 1. NUMBER. The board of directors of the corporation shall consist of not less than nine (9) nor more than fifteen (15) directors. The exact number shall be determined, from time to time, by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Upon adoption of this amendment to the Code of Regulations, the number of directors is twelve (12).

         Section 2. ELECTION AND TERM. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes entitled directors of the first class, directors of the second class and directors of the third class. Upon adoption of this amendment to the Code of Regulations, each class consists of four (4) directors. At each succeeding annual meeting of shareholders, the successors to the class of directors whose terms expire at the election to be held at such meeting shall be elected (or if not then elected, or if such meeting be not held at the time fixed therefor, then at a special meeting called for that purpose) to hold office for a term of three (3) years. Each director shall serve for the term for which he or she shall have been elected and until his or her successor shall have been elected and shall qualify. The election of directors shall, if the number of persons nominated be greater than the number of directorships to be filled, be by ballot.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the board of directors, provided that the number of directors of any one class shall not be less than three (3), and provided further that no decrease in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In case of any increase in the number of directors of any class, any director chosen to fill any directorship created by such increase shall hold office for a term which shall be coincident with the term of the class for which he or she is chosen.

         The board of directors may adopt such further regulations governing the election of directors, not inconsistent with the foregoing, as shall to the board seem proper and expedient."

                                    APPENDIX

1.       Commercial Intertech Corp. logo appears on first page.

2. Pictures of members of the Board of Directors appear on pages 5 through 9.

3.       Performance graph appears on page 23.

                                1775 Logan Avenue
                             Youngstown, Ohio 44501

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       FOR

               THE ANNUAL MEETING OF SHAREHOLDERS, MARCH 26, 1997

         The undersigned hereby appoints JOHN S. ANDREWS, RICHARD J. HILL and DON E. TUCKER, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of Commercial Intertech Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Commercial Intertech Corp. to be held at The Butler Institute of American Art, 524 Wick Avenue, Youngstown, Ohio on Wednesday, March 26, 1997, at 10:00 A.M., eastern time, or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

                                    PLEASE SIGN, DATE AND RETURN
                                    PROMPTLY IN ENCLOSED ENVELOPE

                                    Dated: _________________________, 1997

                                    __________________________________________

                                    __________________________________________

                                    __________________________________________
                                            Signature of Shareholder

                                    THIS PROXY SHOULD BE SIGNED
                                    EXACTLY AS NAME APPEARS HEREON

                                    Executors, administrators, trustee,
                                    attorneys, etc., should give full title as such. If the signer is a corporation, partnership or limited liability company, please sign full corporate, partnership or limited liability company name by duly authorized person

1.       ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of all nominees listed below as directors.

         Nominees:    William J. Bresnahan, William W. Cushwa, Neil D. Humphrey
                      and C. Edward Midgley.

                [ ]   FOR all nominees           [ ]     WITHHOLD AUTHORITY
                      listed above                        to vote for all
                      (except as listed                   nominees listed
                      to the contrary                     above
                      below)

If you wish to withhold authority to vote for any individual nominee, you may write that nominee's name in the space provided below.
____________________________________________________________________________

2. AMENDMENT OF THE CODE OF REGULATIONS OF THE COMPANY TO ESTABLISH A MINIMUM OF NINE (9) AND A MAXIMUM OF FIFTEEN (15) DIRECTORS AS PROVIDED IN THE RESOLUTION SET FORTH IN EXHIBIT A TO THE ACCOMPANYING PROXY STATEMENT.

         [ ]      FOR      [ ]      AGAINST          [ ]      ABSTAIN

The Board of Directors recommends a vote FOR approval of the amendment.

3.       RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS
         INDEPENDENT AUDITORS

         [ ]      FOR      [ ]      AGAINST          [ ]      ABSTAIN

The Board of Directors recommends a vote FOR the approval of auditors.

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR AMENDING THE CODE OF REGULATIONS AND FOR RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS.